Exhibit 10.50

ASSIGNMENT AND ASSUMPTION OF

COST SHARING AGREEMENT AND BUY-IN LICENSE AGREEMENT

MASIMO INTERNATIONAL HOLDINGS – MASIMO INTERNATIONAL

TECHNOLOGIES SARL

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”) is effective on November 21, 2008 (“Effective Date”) by and between Masimo International Holdings, a Cayman Islands company having its registered office at Clifton House, 75 Fort Street, PO Box 1350 Grand Cayman KY1-1108, Cayman Islands (“Assignor”) and Masimo International Technologies SARL, a Swiss company having its registered office at c/o Pascal Hofer, 6, avenue du Collège 2017 Boudry, Neuchatel, Switzerland (“Assignee”) (collectively the “Parties” and individually, “Party”).

The Parties make this Agreement on the basis of the following facts, intentions and understandings:

WHEREAS, Masimo Corporation (“Masimo US”) and Assignor entered into a cost sharing agreement, fully executed and effective on September 29, 2008 (the “Cost Sharing Agreement”) pursuant to which Masimo US and Assignor agreed to share expenses related to the future development of intellectual property and technology, as more fully described therein;

WHEREAS, Masimo US and Assignor entered into a buy-in license agreement, fully executed and effective on September 29, 2008 (the “Buy-In Agreement”) pursuant to which Masimo US provides a non-exclusive, royalty bearing license of certain Masimo US intellectual property rights to Assignor for exploitation in all territories other than the United States, as more fully described therein;

WHEREAS, in accordance with Section 10.2 of the Cost Sharing Agreement and with Section 9.2 of the Buy-In Agreement, Assignor may assign the Cost Sharing Agreement and the Buy-In Agreement (collectively the “Masimo Agreements”) with the written authorization from Masimo US;

WHEREAS, Masimo US has granted written authorization to Assignor to assign the Masimo Agreements;

WHEREAS, Assignor desires to assign its rights and obligations in the Masimo Agreements and Assignee has agreed to assume said rights and obligations in the Masimo Agreements and be bound by the terms and conditions thereof.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the Parties, and in consideration of the rights and obligations of the Masimo Agreements, the receipt and sufficiency of all of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

ASSIGNMENT AND ASSUMPTION

1.1. Assignment. Assignor hereby assigns to Assignee all of Assignor’s rights, title and interest in and to the Masimo Agreements.

1.2 Assumption. Assignee accepts the assignment from Assignor and hereby assumes all of Assignor’s obligations, duties, responsibilities and liabilities with respect to the Masimo Agreements arising from and after the date hereof and agrees to perform and discharge, when due, all of the duties and obligations on the part of Assignor to be performed or discharged in connection with the Masimo Agreements from and after the date hereof. Assignee shall reimburse Assignor for any liabilities arising under the Masimo Agreements before the date hereof. Assignor shall not be responsible for any obligations, duties, responsibilities and liabilities with respect to the Masimo Agreements arising from and after the date hereof.

ARTICLE 2

MISCELLANEOUS

2.1. Separate Counterparts. This Agreement may be executed by the Parties hereto in separate counterparts, but all such counterparts shall together constitute but one and the same instrument. Transmission by facsimile of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

2.2. Notices. Beginning with the Effective Date of this Agreement, any notices required or permitted under the Masimo Agreements shall be deemed delivered upon written confirmation of delivery by the courier, if sent to the following respective addresses or such new addresses as may from time to time be supplied hereunder:

IF TO MASIMO US	IF TO ASSIGNEE
Masimo Corporation 40 Parker Irvine, CA 92618	Masimo International Technologies SARL c/o Pascal Hofer 6, avenue du Collège, 2017 Boudry, Neuchatel, Switzerland

Attention: President	Attention: Manager

[Signature page follows]

IN WITNESS WHEREOF, the parties hereby have executed this Agreement effective as of the day and year first above written.

ASSIGNOR:

MASIMO INTERNATIONAL HOLDINGS a Cayman Islands company

By:	/s/ Mark P. de Raad

Print Name: Mark P. de Raad

Title: Director

ASSIGNEE:

MASIMO INTERNATIONAL TECHNOLOGIES SARL
a Swiss company

By:	/s/ Stephen M. Moran

Print Name: Stephen M. Moran

Title: Manager

3